Exhibit 99.1

Applied Digital to Announce First Quarter Financial Results on May 5th

Friday April 29, 8:00 am ET

Company to Hold Conference Call and Webcast at 4:30 pm That Day

DELRAY BEACH, Fla.--(BUSINESS WIRE)--April 29, 2005--Applied Digital (NASDAQ: ADSX - News), a provider of Security Through Innovation™, announced today that it will release its first quarter financial results for the period ended March 31, 2005 on Thursday, May 5th after the market closes. After the release, the company will host a conference call to discuss these results.

The conference call will take place at 4:30 p.m. EDT that day. Scott R. Silverman, Applied Digital’s Chairman and Chief Executive Officer, Michael Krawitz, Executive Vice President and General Counsel and Evan McKeown, Chief Financial Officer and Kevin H. McLaughlin Chief Executive Officer of VeriChip Corporation will host the call. Interested participants should call (800) 472-8309 when calling from the United States or (706) 643-9561 when calling internationally. Please reference Conference I.D. Number 5959467.

There will be a playback available until midnight, June 5, 2005. To listen to the playback, please call (800) 642-1687 when calling within the United States or (706) 645-9291 when calling internationally. Please use pass code 5959467 for the replay. This call is being webcast and can be accessed at Applied Digital’s Web site at www.adsx.com until June 5, 2005. The conference call can be found under the subheadings, “Investor Relations” and then “Audio Archives.”

About Applied Digital
Applied Digital develops innovative security products for consumer, commercial, and government sectors worldwide. The Company’s unique and often proprietary products provide security for people, animals, the food supply, government/military arena, and commercial assets. Included in this diversified product line are RFID applications, end-to-end food safety systems, GPS/Satellite communications, and telecom and security infrastructure, positioning Applied Digital as the leader of Security Through Innovation. Applied Digital is the owner of a majority position in Digital Angel Corporation (AMEX: DOC - News).

For more information, visit the company’s website at http://www.adsx.com. Statements about the Company’s future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of

1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company’s actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

Contact:
CEOcast, Inc. for Applied Digital
Ken Sgro, 212-732-4300
kensgro@ceocast.com

Source: Applied Digital